Exhibit 10.6

THIRD AMENDMENT
TO THE
ANALOG DEVICES, INC. AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
(EFFECTIVE AS OF JANUARY 1, 2009)
WHEREAS, Analog Devices, Inc. (the “Company”) maintains the Analog Devices, Inc. Amended and Restated Deferred Compensation Plan (effective as of January 1, 2009) (the “Plan”);
WHEREAS, pursuant to Section 9.1 of the Plan, the Company reserves the right by action to amend the Plan upon the terms and conditions therein respectively set forth; and
NOW, THEREFORE, the Plan, as previously amended, is hereby amended by this Third Amendment, effective as of June 14, 2017, by deleting Section 8.1 in its entirety and replacing it with the following:
“The Compensation Committee of the Board (or such other committee comprised of at least three (3) members, as the Board may determine) shall be the Committee that administers this Plan. If a member of the Compensation Committee is a Participant in the Plan, then that Participant shall not participate in decision-making matters related to the Plan. If at any time there is not at least one (1) member of the Committee who is a non-Participant in the Plan, the Board shall have the discretion to either assume responsibility for the Plan with respect to decisions related to the Plan or select from the Board members a sufficient number of non-Participants to act as the Committee, in its discretion. The Committee shall have complete discretion to (i) supervise the administration and operation of the Plan, (ii) adopt rules and procedures governing the Plan from time to time, (iii) interpret the Plan terms and determine all questions of fact arising with respect to the Plan terms and any Participant or Beneficiary and (iv) adopt and amend, from time to time, the Administrative Procedures.”
Except as otherwise expressly amended herein, the Plan is ratified and confirmed and shall continue in full force and effect.
IN WITNESS WHEREOF, the Board of Directors of the Company by an appropriate vote in accordance with the Plan’s Administrative Procedures has caused this Amendment to be executed this 14th day of June, 2017. The signature of the Chairman of the Board of Directors below shall be evidence of such vote.
ANALOG DEVICES, INC.

By: /s/ Ray Stata
Ray Stata, Chairman of the Board of Directors